UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): 203-674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

The information contained in this Current Report on Form 8-K is hereby incorporated by reference into (i) the registration statement on Form S-3 (File No. 333-200714) of Dorian LPG Ltd. (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") on June 29, 2015 and (ii) the registration statement on Form S-3 (File No. 333-208375) of the Company, filed with the Commission on December 7, 2015.

Item 5.07 Submission of Matters to a Vote of Security Holders
On December 4, 2018, the Company held its annual meeting of shareholders for the fiscal year ending March 31, 2018 (the "Annual Meeting").  There were a total of 55,166,775 shares of the Company's common stock eligible to vote at the Annual Meeting. A total of 42,519,222 shares of the Company's common stock were represented at the Annual Meeting either in person or by proxy.  At the Annual Meeting, the Company's shareholders voted on the following matters and cast their votes as described below.
1. The following persons were re-elected as Class II directors of the Company to serve until the Company's annual meeting of shareholders for the fiscal year ending March 31, 2021 and until their respective successors are duly elected and qualified or until their earlier death, resignation, removal or earlier termination of their term of office, by the following number of votes:
	Votes For	Votes Withheld	Broker Non-Votes
Øivind Lorentzen	32,708,112	7,256,574	2,554,536
Ted Kalborg	32,621,211	7,343,475	2,554,536
John C. Lycouris	32,585,975	7,378,711	2,554,536
2. The ratification of the appointment of Deloitte Certified Public Accountants S.A. as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2019 was approved by the following number of votes:
Votes For	Votes Against	Abstentions	Broker Non-Votes
42,355,606	109,886	53,730	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 10, 2018	DORIAN LPG LTD. (registrant)

	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer